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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              Scantek Medical Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                   84-1090126
 -------------------------------                  ----------------
 (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                identification no.)


 321 Palmer Road, Denville, New Jersey                 07834
----------------------------------------             ----------
(Address of principal executive offices)             (Zip code)


                                   [Agreement]
                            (Full title of the plan)


                            Frederick M. Mintz, Esq.
       Mintz & Fraade, P.C., 488 Madison Avenue, Suite 1100, NY, NY 10022
                     (Name and address of agent for service)


                                 (212) 486-2500
                     (Telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                 Proposed            Proposed
Title of                         maximum             maximum
securities       Amount          offering            aggregate       Amount of
  to be          to be           price               offering      registration
registered       registered      per share (1)       price              fee
----------       ----------      -------------       -----              ---
Common Stock,    120,000         $.12                $14,400           $3.60
par value
$.001

--------------------------------------------------------------------------------


(1) Computed pursuant to Rule 457 (c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The proposed maximum offering price per unit, maximum aggregate offering price and registration fee is based upon the average of the high and the low price in the market for the common stock on December 13, 2000.

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

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.  Plan Information

     (a) General Plan Information

          (1) The name of the plan is the Settlement Agreement (the "Plan") made as of the 15th day of December, 2000 by and between Mintz & Fraade, P.C. (the "Firm") and Frederick M. Mintz (the "Attorney"), having their principal place of business at 488 Madison Avenue, New York, New York, 10022 and Scantek Medical Inc. (the "Company" or "Registrant") a Delaware corporation with offices at 321 Palmer Road, Denville, New Jersey 07834

               120,000 shares of the Company's common stock, par value $.001, are being issued to the Attorney under the Plan.

          (2) The general nature and purpose of this Plan is to make partial payment on account of outstanding fees for professional services in the agreed amount of $30,000.

          (3) The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

          (4)  Additional information about the Plan may be obtained from:

               Mintz & Fraade, P.C.
               488 Madison Avenue
               New York, New York 10022
               Attn: Frederick M. Mintz
               Telephone No.: (212) 486-2500

     (b)  Securities to be Offered

          (1)  120,000 shares of the Company's common stock, par value $.001.

          (2) The Company's securities are registered under Section 12(g) of the Securities Exchange Act of 1934.

     (c)  Employees Who May Participate in the Plan

          The Attorney is the sole individual eligible to participate in the plan.

     (d) Purchase of Securities Pursuant to the Plan and Payment for Securities Offered



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




          The securities being offered as partial compensation for outstanding fees for professional services rendered.

     (e)  Resale Restrictions

          There are no restrictions on the resale of the Securities being registered pursuant to the Plan.

     (f)  Tax Effects of Participation

          The value of the shares shall be deemed to be ordinary income to the Attorney and a business expense for the Registrant.

     (g)  Investment of Funds

          N/A

     (h)  Withdrawal from the Plan; Assignment of Interest

          N/A

     (i)  Forfeitures and Penalties

          N/A

     (j)  Charges and Deductions and Liens Therefore

          N/A

Item 2.  Registrant Information and Employee Plan Annual Information

         The Registrant shall provide to the Attorney without charge, upon his written or oral request, the documents which are incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the Section 10(a) prospectus. The Registrant shall also provide to the Attorney, without charge, upon his written or oral request, with all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at its office at 321 Palmer Road, Denville, New Jersey, 07834.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference



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



          The following documents are incorporated by reference into this Registration Statement and made a part hereof:

     (a) The registrant's Form 10-KSB for the fiscal year ended June 30, 2000 filed on October 13, 2000 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as the registrant's latest quarterly reports on Form 10-QSB for the quarter ended September 30, 2000 filed on November 13, 2000.

     (b)  All other reports which may be filed by the Registrant pursuant to
          Section 13 (a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

     (c) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          The class of securities to be offered hereby has been registered under
          Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item 5.   Interests of Named Experts and Counsel

          The validity of the securities offered will be passed upon for the Company by the law firm of Mintz & Fraade, P.C., of New York, New York.

          The law firm of Mintz & Fraade, P.C. has rendered legal services for and on behalf of the Registrant. The firm is located at 488 Madison Avenue, Suite 1100, New York, New York, 10022.

          The Company has agreed by Resolution of the Board of Directors in December 1999 to issue to Mintz & Fraade, P.C. an aggregate of 150,000 options to purchase shares of common stock at $.07 per share for professional services rendered by Mintz & Fraade, P.C.

          Weiner, Goodman & Company, P.C., consent to the incorporation by reference of their report on the audited financial statements contained in the Form 10-KSB filed on October 13, 2000.

Item 6.   Indemnification of Directors and Officers



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




          As permitted by the Delaware General Corporation Law (the "Delaware Law"), the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Company or its stockholders


Item 8.   Exhibits

          The exhibits to the Registration Statement are listed in the Index to Exhibits included on Page 7 herein.


Item 9.   Consultants and Advisors

          The following consultant and advisor will be issued securities pursuant to this Registration Statement:

Name                                Number           Type of Services Provided
----                                ------           -------------------------
Frederick M. Mintz                  120,000          Legal Advisory Services


Item 10. Undertakings

     (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information about the plan not previously disclosed in the Registration Statement or any material change to any such information in the Registration Statement.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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


                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Denville, State of New Jersey, on this 15th day of December, 2000.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Name                                Title                                       Date
----                                -----                                       ----

 /s/ ZSIGMOND L. SAGI               President, Chairman, and CEO       December 15, 2000
-----------------------------
   Zsigmond L. Sagi, Ph.D.

 /s/ PATRICIA B. FURNESS            Vice President, Secretary and      December 15, 2000
-----------------------------       Director
    Patricia B. Furness

 /s/ MAURICE SIEGAL                 Director                           December 15, 2000
-----------------------------
       Maurice Siegel

 /s/ PAUL NELSON                    Director                           December 15, 2000
-----------------------------
        Paul Nelson



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



                              SCANTEK MEDICAL INC.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933











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


                                INDEX TO EXHIBITS

                                                           Sequentially Numbered
Exhibit No.      Description                               Page Where Located
-----------      -----------                               ------------------

1                Opinion of Mintz & Fraade, P.C. ........           9

2                Consent of Weiner, Goodman
                 & Company, P.C. ........................          11

3                Agreement By and Between
                 Mintz & Fraade, P.C. and Frederick
                 M. Mintz and Scantek Medical Inc. ......          12





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